CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-271713 on Form S-6 of our report dated July 7, 2023, relating to the financial statement of FT 10826, comprising Diversified Equity Strategic Allocation Port. 3Q '23 - Term 10/15/24, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

July 7, 2023